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
PART IV
EHHIBIT 3.2

            BYLAWS OF

            LOWE'S COMPANIES, INC.

            INDEX


ARTICLE I   OFFICES                                                     1

ARTICLE II  SHAREHOLDERS                                              1-3

            SECTION 1       ANNUAL MEETING                              1
            SECTION 2       SPECIAL MEETING                             1
            SECTION 3       PLACE OF MEETING                            1
            SECTION 4       NOTICE OF MEETING                         1-2
            SECTION 5       CLOSING OF TRANSFER BOOKS OR
                              FIXING OF RECORD DATE                     2
            SECTION 6       VOTING LISTS                              2-3
            SECTION 7       QUORUM                                      3
            SECTION 8       PROXIES                                     3
            SECTION 9       VOTING OF SHARES                            3

ARTICLE III BOARD OF DIRECTORS                                        3-7

            SECTION 1       GENERAL POWERS                              3


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            SECTION 2       NUMBER, TENURE AND QUALIFICATIONS         3-4
            SECTION 3       MANAGING DIRECTOR                           4
            SECTION 4       FOUNDING DIRECTOR                           4
            SECTION 5       DIRECTOR EMERITUS                           4
            SECTION 6       REGULAR MEETINGS                            4
            SECTION 7       SPECIAL MEETINGS                          4-5
            SECTION 8       NOTICE                                      5
            SECTION 9       QUORUM                                      5
            SECTION 10      MANNER OF ACTING                            5
            SECTION 11      VACANCIES                                   5
            SECTION 12      COMPENSATION                                5
            SECTION 13      PRESUMPTION OF ASSENT                       5
            SECTION 14      ACTION WITHOUT MEETING                    5-6
            SECTION 15      COMMITTEES                                  6
            SECTION 16      EXECUTIVE COMMITTEE                         6
            SECTION 17      AUDIT COMMITTEE                             6
            SECTION 18      COMPENSATION/EMPLOYEE STOCK               6-7
                             OPTION COMMITTEE
            SECTION 19      COMMITTEE OF OUTSIDE DIRECTORS              7
            SECTION 20      GOVERNMENT/LEGAL AFFAIRS                    7
                                COMMITTEE
            SECTION 21      SALARY ADMINISTRATION                       7

ARTICLE IV  INDEMNIFICATION                                          7-10







            SECTION 1       DEFINITIONS                               7-8
            SECTION 2       INDEMNIFICATION                             8
            SECTION 3       NO PRESUMPTION                              8
            SECTION 4       EXPENSES                                    8
            SECTION 5       PROCEDURE TO INDEMNIFY                      9
            SECTION 6       PAYMENT OF EXPENSES IN ADVANCE           9-10
            SECTION 7       INSURANCE                                  10
            SECTION 8       FORMER DIRECTORS, OFFICERS,
                              EMPLOYEES OR AGENTS INDEMNIFIED          10

ARTICLE V   OFFICERS                                                10-12

            SECTION 1       TITLES                                  10-11
            SECTION 2       ELECTION AND TERM OF OFFICE                11
            SECTION 3       REMOVAL                                    11
            SECTION 4       VACANCIES                                  11
            SECTION 5       CHAIRMAN OF THE BOARD OF DIRECTORS         11
            SECTION 6       PRESIDENT                                  11
            SECTION 7       EXECUTIVE VICE PRESIDENTS, SENIOR
                              VICE PRESIDENTS AND VICE PRESIDENTS 11-12
            SECTION 8       SECRETARY                                  12
            SECTION 9       TREASURER                                  12
            SECTION 10      CONTROLLER                                 12


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ARTICLE VI  DEPARTMENTAL DESIGNATIONS                                  12

            SECTION 1       DEPARTMENTAL DESIGNATIONS                  12

ARTICLE VII CONTRACTS, LOANS, CHECKS, AND                           12-13
                             DEPOSITS

            SECTION 1       CONTRACTS                               12-13
            SECTION 2       LOANS                                      13
            SECTION 3       CHECKS, DRAFTS, ETC.                       13
            SECTION 4       DEPOSITS                                   13

ARTICLE VIIICERTIFICATES FOR SHARES AND THEIR                       13-14
                             TRANSFERS
            SECTION 1       CERTIFICATES FOR SHARES                 13-14
            SECTION 2       TRANSFER OF SHARES                         14
            SECTION 3       LOST CERTIFICATES                          14

ARTICLE IX  FISCAL YEAR                                                14

ARTICLE X   DIVIDENDS                                                  15

ARTICLE XI  SEAL                                                       15

ARTICLE XII WAIVER OF NOTICE                                           15

ARTICLE XIIIAMENDMENTS                                                 15









                         BYLAWS

                         OF

                         LOWE'S COMPANIES, INC.



                         ARTICLE I.     OFFICES


            The principal and registered office of the corporation in the State of North
Carolina shall be located in the City of North Wilkesboro, County of Wilkes.  The
corporation may have such other offices either within or without the State of North
Carolina, as the Board of Directors may designate or the business of the corporation may require from time to time.



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                         ARTICLE II.     SHAREHOLDERS


            SECTION 1.  ANNUAL MEETING.  The annual meeting of the shareholders shall be held on the last Friday in the month of May in each year, at an hour to be designated by the Chairman of the Board, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.  The meeting shall be held on the following day at the same time in the event the last Friday in May shall be a legal holiday.  If the annual meeting shall not be held on the day designated by this section, a substitute annual meeting shall be called in accordance with the provisions of
Section 2 of this Article II.  A meeting so called shall be designated and treated for all purposes as the annual meeting.  The Chairman of the Board of Directors shall chair all shareholder meetings.

            SECTION 2.  SPECIAL MEETINGS.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the
Chairman of the Board or the President or by a majority of the Board of Directors.

            SECTION 3.  PLACE OF MEETING.  The Board of Directors may designate any place, either within or without the State of North Carolina, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.  In the event the directors shall fail to designate the place of meeting for either an annual or special meeting of the shareholders, the meeting shall be held at the offices of the corporation in
North Wilkesboro, North Carolina.

            SECTION 4.  NOTICE OF MEETING.  Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than
50 days before the day of the meeting, by mail, by or at the direction of the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Such notice, when mailed, shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.  When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  When a meeting is adjourned for less than 30 days in any one adjournment, it shall not be necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

            SECTION 5.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD
                         DATE.  For the purpose of determining shareholders entitled to notice of or to vote at the meeting or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 50 days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.  In lieu of closing the


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stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.
If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or of shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof regardless of its length, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

            SECTION 6.  VOTING LISTS.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote any meeting of shareholders.

            SECTION 7.  QUORUM.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

            SECTION 8.  PROXIES.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.
Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.  No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.  If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide a majority of them present at the meeting or if only one is present at the meeting then that one may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are divided as to the right and manner of voting in any particular case, and there is no majority, the voting of such shares shall be prorated.



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            SECTION 9.  VOTING OF SHARES.  Except as otherwise provided by law, each outstanding share of capital stock of the corporation entitled to vote shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.  The vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote of a greater number is required by law or by the charter or Bylaws of the corporation.  Voting on all matters unless otherwise required by law shall be by voice, vote or by a show of hands, unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.


                         ARTICLE III.     BOARD OF DIRECTORS


            SECTION 1.  GENERAL POWERS.  The business and affairs of the corporation shall be managed by the Board of Directors except as otherwise provided by law, by the charter of the corporation or by the Bylaws of the corporation.

            SECTION 2.  NUMBER, TENURE AND QUALIFICATIONS.  The number of directors of the corporation shall not be less than six nor more than 12, one of whom shall be designated and elected as the Chairman of the Board of Directors, by the Board, and
shall as said Chairman preside at all meetings of the Board of Directors.  The Board may elect a Vice Chairman whose only duties shall be to preside at Board meetings in the absence of the Chairman.  The directors shall be divided into classes and serve terms as provided in the charter. Directors need not be residents of the State of North Carolina or shareholders of the corporation.  Subject to the charter, the Board of Directors shall each year prior to the annual meeting determine by appropriate resolution the number of directors which shall constitute the Board of Directors for the ensuing year.  An appropriate notice of this resolution shall be given to the shareholders prior to the annual meeting of shareholders.

            SECTION 3.  MANAGING DIRECTOR.  The Board of Directors by majority vote is authorized to designate any director who is also an employee of the corporation as
Managing Director.  The number of Managing Directors at any time shall be determined by the Board of Directors.  Each Managing Director shall perform such duties and have such responsibilities as are specifically assigned to him by the Board of Directors.

            SECTION 4.  FOUNDING DIRECTOR.  A Founding Director is a director of the corporation at November 7, 1980, who was elected as a director of the corporation when it became a public corporation in 1961 and who has served continuously as a Board
Member since that time.

            SECTION 5.  DIRECTOR EMERITUS.  A Director Emeritus is a director with prior service as a Founding Director.  The Board of Directors by majority vote is authorized to designate such Founding Director as Director Emeritus as they deem wise.
The number of Directors Emeriti at any time shall be determined by the Board of
Directors.  The Director Emeritus lifetime benefit will be equal to 50% of the Founding
Director fee in effect at the time the Founding Director (whether an Employee Director or








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a Non-Employee Director) becomes a Director Emeritus.  Determination of who is and who is not a Founding Director shall be based on the provisions of Article III, Section 4 of the Bylaws of Lowe's Companies, Inc.

            SECTION 6.  REGULAR MEETINGS.  The regular quarterly meetings of the
Board of Directors shall be held at a time and place as determined by the Chairman of the
Board of Directors.  In addition to the provisions hereinbefore provided, any one or more of the directors or members of a committee designated by the directors may participate in a meeting of the Board or committee by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other and such participation in a meeting will be deemed presence in person.

            SECTION 7.  SPECIAL MEETINGS.  Special Meetings of the Board of
Directors may be called by or at the request of the Chairman of the Board of Directors or a majority of the directors.  The person or persons authorized to call special meetings of the Board of

Directors may fix any place, either within or without the State of North Carolina, as the place for holding any special meeting of the Board of Directors called by them.

            SECTION 8.  NOTICE.  Notice of any special meeting shall be given by either mail or telephone.  Notice of any special meeting administered by mail shall be given at least five days previous thereto.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail properly addressed, with postage thereon prepaid.  If notice is given by telephone, it shall be done so at least two days prior to the special meeting and shall be deemed given at the time of the telephone call itself.  Any director may waive notice of any meeting.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

            SECTION 9.  QUORUM.  A majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

            SECTION 10.  MANNER OF ACTING.  The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of
Directors unless otherwise required by the charter.

            SECTION 11.  VACANCIES.  Any vacancy occurring in the Board of Directors shall be filled as provided in the charter.

            SECTION 12.  COMPENSATION.  By appropriate resolution, the directors may be paid such expenses as are incurred in connection with their duties as directors.  The
Board of Directors may also by appropriate action pay to the directors, or such members thereof as they designate, other compensation for their services on said Board.

            SECTION 13.  PRESUMPTION OF ASSENT.  A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such


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action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

            SECTION 14.  ACTION WITHOUT MEETING.  Action taken by a majority of the Board, or a Committee thereof, without a meeting is nevertheless Board, or
Committee, action if written consent to the action in question is signed by all of the directors, or Committee members, and filed with the minutes of the proceedings of the
Board, or Committee, whether done before or after the action so taken.

            SECTION 15.  COMMITTEES.  Committees, defined pursuant to Article III of the corporate Bylaws, shall be reestablished annually at the first Board of Directors
Meeting held subsequent to the Annual Shareholders Meeting. Directors designated to serve on committees shall serve as members of such committees until the first Board of
Directors Meeting following the next succeeding Annual Shareholders Meeting or until their successors shall have been duly designated.  The Board of Directors may designate a committee chairman from the membership for each committee established.  In the absence of the designation of a committee chairman by the Board, a committee by majority vote may elect a chairman from its own membership.

            SECTION 16.  EXECUTIVE COMMITTEE.  The Board, by a majority vote, may establish an Executive Committee composed of not less than three members or more than six members.  This Committee may exercise all of the authority of the Board of
Directors to the fullest extent permitted by law.  The chairman shall be appointed by the
Board of Directors.

            SECTION 17.  AUDIT COMMITTEE.  The Board, by a majority vote, may establish an Audit Committee composed of not more than five and not less than three members which members shall be selected from the Board of Directors. The Committee shall from time to time report to the Board of Directors through its Chairman.  The
Committee shall aid the Board in carrying out its responsibilities for accurate and informative financial reporting and shall assist the Board in making recommendations with respect to management's efforts to maintain and improve financial controls.  The
Committee shall recommend to the stockholders at their annual meeting each year an independent certified public accounting firm as independent auditors for the corporation.
The duties of the Committee shall also include such other functions and responsibilities as are generally performed by Audit Committees.

            SECTION 18.  COMPENSATION/EMPLOYEE STOCK OPTION
                         COMMITTEE.  The Board, by a majority vote, may establish a committee to be designated as a Compensation/Employee Stock Option Committee.  This
Committee shall be composed of not more than eight members and not fewer than five members, all of whom must be non-employee directors.  The Committee shall have the following responsibilities:

            (a) Review and set, at least annually, the compensation of directors who are employees of the corporation.


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            (b)  Review at least annually the compensation of all other employees whose annual salary and current bonus opportunity exceeds a dollar amount oposition is above a certain level as established from time to time by the Compensation Committee as the threshold for review.
                 Further, the Compensation Committee my review the salary and bonus opportunity of any other employee that it chooses to review.

            (c)  Review and approve all annual bonus plans.

            (d)  Review and approve all forms of compensation which exceed one year in duration, including stock options, deferred compensation, etc.

            (e) Full authority to administer and interpret all provisions of any compensation or employee stock option plan approved by the Board.

            (f) Grant options pursuant to the terms within any employee stock option plan.

            (g)  File reports of such reviews with the Board of Directors, including such recommendations as are adopted by a majority vote of the
                 Committee.

            SECTION 19.  COMMITTEE OF OUTSIDE DIRECTORS.  The Board, by a
majority vote, may establish a Committee of Outside Directors to consist of not fewer than three non-employee directors.  Except as otherwise required by law, the Committee of Outside Directors shall have full authority to act for the Board in any matter designated to this Committee be a majority of the Board of Directors.

            SECTION 20.  GOVERNMENT/LEGAL AFFAIRS COMMITTEE.  The Board,
by a majority vote, may establish a Government/Legal Affairs Committee to consist of not fewer than three directors.  Except as otherwise required by law, the
Government/Legal Affairs Committee shall have full authority to act for the full Board in any manner designated to this Committee by a majority of the Board of Directors.

            SECTION 21.  SALARY ADMINISTRATION.  The compensation of employees not covered by the Compensation Committee duties shall be the responsibility of the
President, except that compensation of the Chairman's staff shall be mutual responsibility of the Chairman and the President.


                         ARTICLE IV.   INDEMNIFICATION


            SECTION 1.  DEFINITIONS.  In this Bylaw:

            Applicant means the person seeking indemnification.



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            Expenses include counsel fees.

            Liability means the obligation to pay a judgment, settlement, penalty, fine
(including any excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding.

            Party includes an individual who was, is, or is threatened to be made, a named defendant or respondent in a proceeding.

            Proceeding means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.







            SECTION 2.  INDEMNIFICATION.  The corporation shall indemnify any person who was or is a party to any proceeding, including a proceeding by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was, or attributable to his activities as, a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding, provided, however, indemnification shall not be available if, at the time the activities which are the subject of such proceeding were taken, such person knew or believed that such activities were clearly in conflict with the best interests of the corporation.  The burden of proving any such knowledge or belief shall be on the corporation.  A person is considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan.  A person's conduct with respect to an employee benefit plan for a purpose he believed to be in the interests of the participants and beneficiaries of the plan is conduct that satisfies the requirements of this section.

            The indemnification rights provided for herein are intended to provide the indemnified person with the most complete indemnification permitted by North Carolina law.

            SECTION 3.  NO PRESUMPTION.  The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section 2 of this Article.

            SECTION 4.  EXPENSES.  To the extent that the applicant has been successful on the merits or otherwise in defense of any proceeding referred to in Section 2 of this
Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.
            SECTION 5.  PROCEDURE TO INDEMNIFY.  Any indemnification under
Section 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he has met the standard of conduct set forth in Section 2.


                                                                     Page 105
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            The determination shall be made:

            (a) By the Board of Directors by a majority vote of a quorum con-sisting of directors not at the time parties to the proceeding;

            (b) If a quorum cannot be obtained under subsection (a) of this section, by a majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

            (c)  By special legal counsel:

                 (i) Selected by the Board of Directors or its committee in the manner prescribed in subsection (a) or (b) of this section; or







                (ii) If a quorum of the Board of Directors cannot be obtained under subsection (a) of this section and a committee cannot be designated under subsection (b) of this section, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

            (d) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the pro-ceeding may not be voted on the determination.

Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses, shall be made by those entitled under subsection (c) of this section to select counsel.

            SECTION 6.  PAYMENT OF EXPENSES IN ADVANCE.

            (a) The corporation may pay for or reimburse the expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding if the applicant furnishes the corporation with a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Article or applicable pro-visions of North Carolina law.

            (b) The undertaking required by subsection (a) of this section shall be an unlimited general obligation of the applicant but


                                                                     Page 106
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                 need not be secured and may be accepted without reference to financial ability to make repayment.

            (c) Determinations and authorizations of payment under this section shall be made in the manner specified in Section 5.

            SECTION 7.  INSURANCE.  The corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article or imposed by North Carolina law and may also procure such insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the corporation would have power to indemnify him against such liability under the provisions of this Article.

            SECTION 8.  FORMER DIRECTORS, OFFICERS, EMPLOYEES OR
AGENTS
                         INDEMNIFIED.  Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees, agents and their respective heirs, executors and administrators.  The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the corporation or others, with respect to claims, issues or matters in relation to which the corporation would not have the power to indemnify such person under the provisions of this Article.


                         ARTICLE V.     OFFICERS


            SECTION 1.  TITLES.  The officers of the corporation may consist of the
Chairman of the Board of Directors, the President, and such Executive Vice Presidents,
Senior Vice Presidents and Vice Presidents as shall be elected and designated as officers by the Board of Directors.  There shall also be a Secretary, Treasurer, Controller and such assistants thereto as may be elected by the Board of Directors.  Any one person may hold one or more offices in the corporation.  No officer may act in more than one capacity where action of two or more is required.

            SECTION 2.  ELECTION AND TERM OF OFFICE.  The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the
Board held after each annual meeting of the shareholders, or at any other meeting of said
Board.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.


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            SECTION 3.  REMOVAL.  Any officer or agent of the corporation may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interest of the corporation would be served thereby.

            SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

            SECTION 5.  CHAIRMAN OF THE BOARD OF DIRECTORS.  There shall be a Chairman of the Board of Directors elected by the directors from their members.  The
Chairman so elected by the directors shall be responsible to the Board of Directors and shall seek Board approval and guidance on major corporation strategies, policies, and objectives, including long-range planning, mergers, acquisitions, consolidations and liquidations.  He shall also issue annual reports and recommend dividend policies for
Board approval and shall perform such other functions as the Board may require from time to time.  The Chairman shall have power to sign any deeds, mortgages, bonds, contracts, or any other instruments or documents which may be lawfully executed on behalf of the corporation.

            SECTION 6.  PRESIDENT.  The office of President shall be held by a director of the corporation duly elected to said office by a majority vote of the Board of Directors, and shall be the Chief Executive Officer of the corporation, and shall have direct supervision and control of all of the business affairs of the corporation, not specifically allocated to the Chairman of the Board in these Bylaws, subject to the general supervision and control of the Board of Directors.  The President shall have power to sign certificates for shares of the corporation and any deeds, mortgages, bonds, contracts, or any other instruments or documents which may be lawfully executed on behalf of the corporation.
The President shall vote as agent for this corporation the capital stock held or owned by this corporation in any corporation.







            SECTION 7.  EXECUTIVE VICE PRESIDENTS, SENIOR VICE PRESIDENTS
            AND VICE PRESIDENTS.  The duties of Executive Vice
Presidents, Senior Vice Presidents and Vice Presidents shall be the performance of such functions and duties as shall be assigned by the President or the Board of Directors.  Each of these officers may sign with the secretary or other proper officer of the corporation thereunto authorized by the Board of Directors certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed and executed.

            SECTION 8.  SECRETARY.  The Secretary shall perform such duties and functions as are assigned from time to time by the Board of Directors or the President.

            SECTION 9.  TREASURER.  The Treasurer shall perform such duties and have such responsibilities as are specifically assigned to him from time to time by the Board of


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Directors or the President.

            SECTION 10.  CONTROLLER.  The Controller shall perform such duties and have such responsibilities as are specifically assigned to him from time to time by the
Board of Directors or the President.


                         ARTICLE VI.    DEPARTMENTAL DESIGNATIONS


            SECTION 1.  DEPARTMENTAL DESIGNATIONS.  The President may
establish such departmental or functional designations or titles pertaining to supervisory personnel as the President in his discretion deems wise.  The designations or titles may be that of Senior Vice President, Vice President or such other term or terms as the President desires to utilize.  The designation or title contemplated by this section is for the purpose of administration within the department or function concerned and is not with the intent of designating those individuals bearing such titles as general officers of the corporation.
These individuals bearing these titles shall be known as administrative managers of the corporation.


                         ARTICLE VII.     CONTRACTS, LOANS, CHECKS AND DEPOSITS


            SECTION 1.  CONTRACTS.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.  In the absence of such authorization no officer, agent, or employee, except the President and Chief Executive Officer, may do or perform the following acts or deeds, to-wit:

            (a) Enter into any contract pledging the funds or the full faith and credit of the corporation except in the ordinary course of business.

            (b)  Sell, lease, agree to sell, or encumber in any manner whatso-






                 ever any of the real property of the corporation.

            (c) Enter into any agreement to purchase, lease or acquire in any manner real property on behalf of the corporation.

            (d) Encumber or pledge in any manner the real or personal property of the corporation except in the ordinary course of business.

The President and Chief Executive Officer is authorized to enter into the above transactions and may for any particular transaction designate a particular officer or agent of the corporation to execute and deliver instruments relating to that particular transaction.


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            SECTION 2.  LOANS.  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

            SECTION 3.  CHECKS, DRAFTS, ETC..  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined be resolution of the Board of Directors.

            SECTION 4.  DEPOSITS.  All funds of the corporation not otherwise employed shall be deposited or invested from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors or the Chief
Executive Officer may select.


            ARTICLE VIII.     CERTIFICATES FOR SHARES AND THEIR TRANSFER.


            SECTION 1.  CERTIFICATES FOR SHARES.  Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors.
Such certificates shall be signed by the President and by the Secretary, provided that where a certificate is signed by a transfer agent, assistant transfer agent or co-transfer agent of the corporation or with the duly designated transfer agent the signatures of such officers of the corporation upon the certificate may be by facsimile engraved or printed.
Each certificate shall be sealed with the seal of the corporation or a facsimile thereof.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and class and date of issue, shall be entered on the stock transfer books of the corporation, as the transfer agent.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

            SECTION 2.  TRANSFER OF SHARES.  Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of records thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.
To the extent that any provision of the Rights Agreement between the Company and
Wachovia Bank and Trust Company, N.A., Rights Agent, dated as of September 9, 1988, is deemed to constitute a restriction on the transfer of any securities of the Company,


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including, without limitation, the Rights, as defined therein, such restriction is hereby authorized by the Bylaws of the Company.

            SECTION 3.  LOST CERTIFICATES.  The Board of Directors may authorize the issuance of a new certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction.  In authorizing such issuance of a new certificate, the Board may require the claimant to give the corporation a bond in such sum as it may direct to indemnify the corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed;  or the Board, by resolution reciting that the circumstances justify such action, may authorize the issuance of the new certificate without requiring such a bond.  This function or duty on the part of the Board may be assigned by the Board to the transfer agents of the common stock of the corporation.

                         ARTICLE IX.     FISCAL YEAR

            The fiscal year of the corporation shall be the 12 months ending January 31 of each year.

                         ARTICLE X.     DIVIDENDS

            The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and as provided in a resolution of the Board of Directors.

                         ARTICLE XI.     SEAL

            The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, and the word "Seal".

                         ARTICLE XII.     WAIVER OF NOTICE


            Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the charter or under the provisions of applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                         ARTICLE XIII.     AMENDMENTS

            Unless otherwise prescribed by law or the charter, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the directors.  Unless otherwise prescribed by law or the charter, the shareholders entitled to vote in respect of the election of directors, however, shall have the power to rescind, amend, alter or repeat any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.








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